UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2013

DOMARK INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136247	20-4647578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 S. Ronald Reagan Blvd, Suite 134
 Longwood, Florida 32750
(Address of principal executive offices) (Zip Code)

(321) 250-4996
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 18, 2013, Domark International, Inc. (“Domark” or the “Company”) was notified of the resignation of its independent accountant De Joya Griffith, LLC (“De Joya Griffith”).

Other than an explanatory paragraph included in De Joya Griffith’s audit for the Company's fiscal years ended May 31, 2012 and 2011 relating to uncertainty of the Company's ability to continue as a going concern, the audit report of De Joya Griffith on the financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it qualitied or modified as to uncertainty, audit scope or accounting principles.

During May 31, 2011 and 2012 and until April 18, 2013, there were no disagreements between Domark and De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of De Joya Griffith, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

On April 19, 2013, Domark appointed HJ & Associates, LLC (“HJ & Associates”) as its independent accountant. This appointment was ratified by the Company’s Board of Directors.

Neither Domark or anyone on its behalf consulted HJ & Associates regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event.

Domark provided De Joya Griffith with a copy of the disclosures set forth in this Form 8-K and requested that they provide a letter addressed to the Securities and Exchange Commission (“Commission”) stating whether it agrees or disagrees with the same.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Title

16.1	Letter from De Joya Griffith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMARK INTERNATIONAL, INC.

Dated: April 22, 2013	By:	/s/ Andrew Ritchie
Andrew Ritchie
Chief Executive Officer